                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                         Falcon Drilling Company, Inc.
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                (Name of Registrant as Specified in its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                                 [FALCON LOGO]

                         FALCON DRILLING COMPANY, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 29, 1997

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Falcon Drilling Company, Inc., a Delaware corporation (the "Company"), will be held on Thursday, May 29, 1997, at 10:00 a.m., local time, at the Omni Houston Hotel, Four Riverway, Houston, Texas, for the following purposes:

          1. To elect two directors.

          2. To approve the adoption of the Company's 1997 Stock Option Plan.

          3. To ratify the appointment of Arthur Andersen LLP as independent auditors for the Company for the 1997 fiscal year.

          4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on April 4, 1997 are entitled to notice of and to vote at the meeting.

     All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, please sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even though such stockholder has returned a proxy.

                                            THE BOARD OF DIRECTORS

Houston, Texas
April 16, 1997

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                         FALCON DRILLING COMPANY, INC.
                        1900 WEST LOOP SOUTH, SUITE 1800
                              HOUSTON, TEXAS 77027

                            PROXY STATEMENT FOR 1997
                         ANNUAL MEETING OF STOCKHOLDERS

     The enclosed Proxy is solicited on behalf of the Board of Directors of Falcon Drilling Company, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, May 29, 1997, at 10:00 a.m. local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Omni Houston Hotel, Four Riverway, Houston, Texas.

     It is anticipated that this Proxy Statement and the enclosed proxy card will be mailed beginning on or about April 23, 1997 to all stockholders of record on April 4, 1997 (the "Record Date").

                 INFORMATION CONCERNING SOLICITATION AND VOTING

     At the Annual Meeting, the holders of shares of common stock, par value $.01 per share, of the Company (the "Common Stock") will be asked to (i) vote upon the election of two persons to serve on the Board of Directors of the Company, (ii) approve the adoption of the Company's 1997 Stock Option Plan,
(iii) ratify the Board of Directors' appointment of Arthur Andersen LLP as independent auditors for the Company for 1997, and (iv) take action upon such other matters as may properly come before the Annual Meeting.

     All shares of Common Stock represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated with respect to any shares for which properly executed proxies have been received and which are eligible to vote, such proxies will be voted FOR the Board of Directors' nominees for directors, FOR the adoption of the 1997 Stock Option Plan and FOR ratification of the Board of Directors' appointment of Arthur Andersen LLP as independent auditors for fiscal year 1997. If any other matters are properly presented at the Annual Meeting for action, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment as to the best interests of the Company. The Board of Directors of the Company does not know of any other matters to be brought before the Annual Meeting.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by any of the following actions: (i) filing with the Secretary of the Company, at or before the Annual Meeting, but in any event prior to the vote on the matter as to which revocation is sought, a written notice of revocation bearing a later date than the proxy; (ii) duly executing and submitting a subsequent proxy relating to the Annual Meeting; or (iii) voting in person at the Annual Meeting (although attendance at the Annual Meeting will not, in and of itself, constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to the Secretary of the Company at the Company's principal executive offices, 1900 West Loop South, Suite 1800, Houston, Texas 77027.

     The close of business on April 4, 1997 was the date fixed by the Board of Directors for the determination of stockholders of record entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. On April 4, 1997, the Company had 39,374,406 outstanding shares of Common Stock, constituting the only class of stock outstanding.

     A list of stockholders on the Record Date will be available for examination by any stockholder for any purpose germane to the Annual Meeting and at the Company's offices, 1900 West Loop South, Suite 1800, Houston, Texas 77027, during ordinary business hours during the ten days preceding the Annual Meeting, and at the time and place of the meeting.

     Shares that are voted "Withhold" or "Abstain" are treated as being present at the Annual Meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the

"Votes Cast") with respect to such matter. Abstentions will have the same effect as a vote against the proposal. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but such non-votes will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which a broker has not voted. Thus, a broker non-vote will not effect the outcome of the voting on a particular proposal.

     Each share of Common Stock is entitled to one vote at the Annual Meeting with respect to each matter to be voted upon. The persons named in the accompanying proxy will vote for the nominees named herein, and the proposals described herein, unless specifically instructed to the contrary.

     With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. Directors shall be elected by a plurality of the votes cast. "Plurality" means that the two individuals who receive the largest number of the votes of shares represented at the Annual Meeting and entitled to vote, shall be elected as directors. The approval of the 1997 Stock Option Plan and the ratification of the appointment of the Company's independent auditors will become effective upon the affirmative vote of a majority of the Votes Cast.

     The Company will appoint one or more inspectors to act at the meeting and to make a written report thereof. Prior to the meeting, the inspectors will sign an oath to perform their duties in an impartial manner and according to the best of their ability. The inspectors will ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, and perform certain other duties as required by law.

     The Company's Annual Report will be mailed with this Proxy Statement. Such Annual Report includes the Company's Report on Form 10-K for the year ended December 31, 1996, which contains, among other things, the Company's audited consolidated balance sheets at December 31, 1996 and 1995, respectively, and audited consolidated statements of income and changes in financial position for each of the years ended December 31, 1996, 1995 and 1994, respectively. A copy of any exhibits to the Report on Form 10-K will be furnished to any stockholder upon request and the payment of the Company's reasonable expenses in furnishing such exhibit.

     The cost of this solicitation will be borne by the Company. Proxies may also be solicited personally by directors, officers, and other regular employees of the Company in the ordinary course of business and at nominal cost. The Company has not to date engaged a proxy solicitor in connection with the Annual Meeting but may do so if it determines that the services of a solicitor are desirable. If the Company engages a proxy solicitor, it will pay the reasonable and customary fees and expenses of such solicitor, which the Company estimates would not exceed $20,000. The Company will be assisted in distributing, gathering and tabulating proxies by its stock transfer agent, American Stock Transfer & Trust Company, as part of the services provided by it as the Company's transfer agent. Proxy materials will be provided for distribution through brokers, custodians, and other nominees or fiduciaries to beneficial holders of the Common Stock. The Company expects to reimburse such parties for their reasonable out-of-pocket expenses incurred in connection therewith.

                                 PROPOSAL ONE:

                             ELECTION OF DIRECTORS

COMPOSITION OF THE BOARD AND NOMINEES

     Two directors are to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's two nominees named below, both of whom are presently directors of the Company. If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for the nominee designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director at the Annual Meeting will continue until the annual meeting of Stockholders in the year 2000, or until a successor has been elected and qualified.

     The Company's Certificate of Incorporation and Bylaws provide that the Board is divided into three classes of directors, with the number of directors in each class to be as nearly equal as possible. The directors are elected for staggered three-year terms. The terms of Kenneth H. Hannan, Jr. and Michael E. Porter expire in 1997, and their positions are the ones to be filled at the Annual Meeting. The terms of Steven A. Webster, Dr. Purnendu Chatterjee and Douglas A.P. Hamilton expire at the annual meeting of stockholders in 1998, and the terms of James R. Latimer, III and William R. Ziegler expire at the annual meeting of stockholders in 1999.

VOTE REQUIRED; RECOMMENDATION OF BOARD OF DIRECTORS

     The two candidates receiving the highest number of "FOR" votes shall be elected to the Company's Board of Directors. An abstention will have the same effect as a vote withheld for the election of directors.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE NOMINEES LISTED BELOW:

                  NAME                    AGE   POSITION WITH COMPANY
                  ----                    ---   ---------------------
Kenneth H. Hannan, Jr. .................  55          Director
Dr. Michael E. Porter...................  49          Director

     Kenneth H. Hannan, Jr., age 55, has been a director of the Company since 1991. For more than the past five years, Mr. Hannan has been President of Colonial Navigation, a New York based shipping company.

     Dr. Michael E. Porter, age 49, has been a director of the Company since January 1, 1997, when he was elected to fill the directorship vacated by the resignation of Mr. Paul B. Loyd, Jr. Dr. Porter is the C. Roland Christensen Professor of Business Administration at the Harvard Business School, a position he has held since 1973. Dr. Porter is also a director of Alpha-Beta Technology, Inc., Parametric Technology Corporation, and ThermoQuest Corporation.

     Information with respect to directors whose terms do not expire at the Annual Meeting is presented below.

     Directors whose terms expire in 1998:

          Dr. Purnendu Chatterjee, age 46, has been a director of the Company since 1993. Dr. Chatterjee is an investor in public and private companies and has been associated with the George Soros organization for approximately nine years. A corporation controlled by Dr. Chatterjee is the general partner of a limited partnership that constitutes the Company's largest stockholder. In January 1993, Dr. Chatterjee, without admitting or denying the charges, resolved an action brought by the Securities and Exchange Commission alleging that he had disclosed material non-public information by paying a fine and consenting to an injunction that requires, among other things, observance of applicable securities laws and regulations.

          Douglas A.P. Hamilton, age 50, has been a director of the Company since 1992. For more than the past five years, he has been a private investor, and is one of the Company's original investors.

          Steven A. Webster, age 45, has been a director since 1991. Mr. Webster has also been the Chairman and Chief Executive Officer of the Company since its organization in 1991. He serves as a director of DI Industries, Inc. (a land drilling contractor), a director of Crown Resources Corporation (a mining company), and as a trust manager of Camden Property Trust (a real estate investment trust).

     Directors whose terms expire in 1999:

          Mr. Latimer, age 51, has been a director of the Company since 1993. For more than five years prior to the date hereof, Mr. Latimer has been an independent oil and gas operator and investor based in Dallas. He has experience managing a large institutional portfolio of oil and gas properties and as a management consultant. Mr. Latimer is also the President of Raptor Exploration Company, Inc., a wholly-owned subsidiary of the Company through which the Company participates in oil and gas exploration and production activities.

          Mr. Ziegler, age 54, has been a director of the Company since 1991. Mr. Ziegler is a partner of the law firm of Parson & Brown, which acts as counsel to the Company. Prior to joining Parson & Brown in May 1994, Mr. Ziegler was a partner in the law firm of Whitman Breed Abbott & Morgan and a predecessor firm for more than the preceding five years, which firms acted as counsel to the Company. Mr. Ziegler is a director of DI Industries, Inc.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held 4 meetings during 1996. In addition, during 1996 the Board executed 15 unanimous written consents.

     The Audit Committee held one meeting during 1996, and consisted of Douglas A.P. Hamilton and, until his resignation in June 1996, Mr. Paul B. Loyd, Jr. In January 1997, Mr. Hannan was elected to the Audit Committee to fill the vacancy created by Mr. Loyd's resignation. The Audit Committee reviews the financial statements and the internal financial reporting systems and controls of the Company with the Company's management and independent auditors, recommends resolutions for any dispute between the Company's management and its auditors, and reviews other matters relating to the relationship of the Company with its auditors.

     During 1996, the Compensation Committee consisted of Dr. Purnendu Chatterjee and Kenneth H. Hannan, Jr. In 1997, William R. Ziegler was elected to replace Mr. Hannan on the Compensation Committee. During 1996, the Compensation Committee did not meet, but executed three written consents. The Compensation Committee makes recommendations to the Board of Directors regarding the Company's executive compensation policies and administers the Company's stock option plan.

     The Board of Directors currently has no nominating committee or committee performing a similar function.

     During 1996, all directors attended all meetings of the board, except (i) Mr. Douglas Hamilton and Dr. Purnendu Chatterjee each missed one meeting, and
(ii) Mr. Paul Loyd missed two meetings.

COMPENSATION OF DIRECTORS

     During 1996, each director who was not an executive officer of the Company was entitled to a director's fee of $1,000 per calendar quarter, an attendance fee of $300 for each attended meeting of the Board, and reimbursement of reasonable travel and other expenses incurred in attending any meeting of the Board. During 1997, each director who is not also an executive officer of the Company will be entitled to a fee of $5,000 per calendar quarter, conditioned upon attending at least one meeting (if held) during such quarter. Each director is entitled to reimbursement of reasonable traveling and other expenses incurred in attending any meeting of the Board of Directors.

STOCKHOLDERS AGREEMENT

     With the exception of Dr. Porter, all of the current directors of the Company were initially elected pursuant to a stockholders agreement among four groups of stockholders of the Company. Such agreement was entered into in November 1991 and subsequently amended. The agreement prescribed the composition of the Board of Directors, with representation for each stockholder group. The provisions of the agreement relating to the election of directors expired upon completion of the Company's initial public offering in August 1995. Mr. Latimer and Mr. Ziegler were re-elected to the Board in 1996 following the expiration of such provisions.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     At April 4, 1997, the Company had outstanding 39,374,406 shares of Common Stock (the only class of outstanding capital stock of the Company). The following table sets forth information with respect to the shares of Common Stock owned of record and beneficially as of April 4, 1997 (except as indicated in note 3 to the table), by (i) all persons who own of record or are known by the Company to own beneficially more than 5% of the outstanding shares of such class of stock, (ii) each current director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table included elsewhere herein and (iv) all directors and executive officers of the Company as a group:

                                                  COMMON STOCK
                                          ----------------------------
                                                        PERCENTAGE OF
                                          NUMBER OF      COMMON STOCK
                  NAME                      SHARES         OWNED(1)
                  ----                    ----------    --------------
Purnendu Chatterjee.....................   9,776,387(2)      24.8%
  888 Seventh Avenue
  Suite 3000
  New York, NY 10106
FMR Corporation.........................   3,169,600(3)       8.0%
  82 Devonshire Street
  Boston, MA. 02109-3614
Robert F. Fulton........................      60,000(4)         *
Douglas A.P. Hamilton...................     159,070            *
Kenneth H. Hannan, Jr...................          --           --
James R. Latimer, III...................       7,100(5)         *
Leighton E. Moss........................       6,666(6)         *
Michael E. Porter.......................      37,500(7)         *
Robert H. Reeves, Jr....................      50,000(8)         *
S-C Rig Investments, L.P................   9,180,393(9)      23.3%
  888 Seventh Avenue, Suite 3000
  New York, NY 10106
Bernie W. Stewart.......................          --(10)        --
Steven A. Webster.......................   2,853,121(11)       7.2%
  1900 West Loop South, Suite 1800
  Houston, TX 77027
William R. Ziegler......................   2,221,300(12)       5.6%
  666 Third Avenue
  New York, NY 10017
Executive officers and directors as a
  group (15 persons)....................  13,872,009(13)      34.8%

---------------

  *  Less than one percent.

 (1) Based upon a total of 39,374,406 shares of Common Stock outstanding, before taking into account any outstanding options, warrants or convertible securities of the Company or other commitments with respect to the issuance of Common Stock of the Company. Certain shares are deemed beneficially owned by more than one person or entity listed in the table.

 (2) Includes 9,180,393 shares of Common Stock beneficially owned by S-C Rig Investments, L.P., the sole general partner of which is S-C Rig Co., a company owned and controlled by Dr. Chatterjee.

 (3) The number of shares owned by FMR is as of March 31, 1997. FMR has sole dispositive power for all of such shares and sole voting power with respect to 187,600 of such shares.

 (4) Includes 40,000 shares issuable upon the exercise of vested options. Does not include 30,000 shares issuable upon the exercise of options that do not vest until February 1998.

 (5) Does not include 5,000 shares issuable upon the exercise of options that do not vest until February 1998.

 (6) Includes 6,666 shares issuable upon the exercise of vested options. Does not include 21,668 shares issuable upon the exercise of options that do not vest until January 1998 and thereafter.

 (7) Includes 25,000 shares issuable upon the exercise of vested options.

 (8) Includes 50,000 shares issuable upon the exercise of vested stock options.

 (9) Does not include 1,508 shares issuable upon exercise of a warrant that is exercisable only to the extent that certain other outstanding options and warrants to purchase Common Stock are exercised.

(10) Does not include 75,000 shares issuable upon the exercise of stock options that vest as to 15,000 shares on April 15, 1997 and each anniversary thereof.

(11) Includes (i) 442,500 shares owned by Linda M. Webster, the spouse of Steven
     A. Webster, (ii) 954,300 shares owned by FDI Marine, Inc., of which Mr. Webster is an officer and director and of which Linda Webster is a principal stockholder, (iii) 709,800 shares owned by Falcon Drilling Services, Inc., of which Mr. Webster is an officer and director and of which Linda Webster is a principal stockholder, (iv) 43,200 shares owned beneficially by Taladro Associates, of which Mr. Webster is a partner, (v) 279,900 shares owned by NFM Gulf Enterprises, Inc., of which Mr. Webster is an officer, director and principal stockholder, (vi) 25,000 shares owned by Cerrito Partners, 28,680 shares beneficially owned by Cerrito Investments I-A, L.P., and 5,940 shares owned by Webster Family Investments, investment partnerships of which Mr. Webster is the general partner or an officer of the general partner, (vii) 107,400 shares issuable upon exercise of vested stock options awarded under the Company's 1992 Stock Option Plan, and
     (viii) 66,666 shares issuable upon exercise of vested stock options awarded under the Company's 1995 Stock Option Plan. Does not include 33,334 shares issuable upon the exercise of stock options awarded under the Company's 1995 Stock Option Plan that do not vest until January 1998.

(12) Includes (i) 954,300 shares owned by FDI Marine, Inc., of which Mr. Ziegler is an officer, director and principal stockholder, (ii) 709,800 shares owned by Falcon Drilling Services, Inc., of which Mr. Ziegler is an officer, director and principal stockholder, (iii) 43,200 shares owned beneficially by Taladro Associates, of which Mr. Ziegler is a partner, (iv) 279,900 shares owned by NFM Gulf Enterprises, Inc., of which Mr. Ziegler is an officer, director and principal stockholder, and (v) 31,500 shares issuable upon exercise of vested stock options.

(13) See preceding notes. Includes (i) an aggregate of 594,539 shares owned by executive officers that are not Named Executive Officers (as hereinafter defined) and (ii) 93,332 shares issuable upon exercise of vested stock options to executive officers that are not Named Executive Officers. Excludes 21,668 shares issuable upon exercise of options to an executive officer that is not a Named Executive Officer, which options do not vest until January 1998 or later.

                          EXECUTIVE OFFICERS OF THE COMPANY

     The following table sets forth certain information with respect to the executive officers of the Company as of April 4, 1997:

                  NAME                    AGE                         POSITION
                  ----                    ---                         --------
Steven A. Webster.......................  45     Chairman of the Board, Chief Executive Officer
Bernie W. Stewart.......................  52     Chief Operating Officer
Robert H. Reeves, Jr. ..................  60     Executive Vice President
Robert F. Fulton........................  45     Executive Vice President
Rodney W. Meisetschlaeger...............  43     Vice President -- Offshore Operations
Michael E. Blake........................  38     President of Falcon Workover Company, Inc.
Steven R. Meheen........................  39     Vice President -- Deepwater Operations
Lloyd M. Pellegrin......................  49     Vice President -- Administration
Don P. Rodney...........................  49     Vice President -- Finance
Leighton E. Moss........................  46     Vice President and General Counsel

     Mr. Webster, a director and Chairman, has been Chief Executive Officer of the Company since its organization in 1991.

     Mr. Stewart has been Chief Operating Officer of the Company since April 1, 1996. From 1993 until joining the Company, Mr. Stewart was Chief Operating Officer for Hornbeck Offshore Services, Inc., an offshore supply boat operator, where he was responsible for overall supervision of that company's operations. From 1986 until 1993, he was President of Western Oceanics, Inc., an offshore drilling contractor.

     Mr. Robert H. Reeves, Jr. has been Executive Vice President of the Company since January 1993. Mr. Reeves joined Two R Drilling Company, Inc., a barge drilling contractor, in 1961 and served as its President from 1974 until joining the Company in December 1992.

     Mr. Fulton has been Executive Vice President of the Company since January 1, 1995. From 1991 until joining the Company in 1995, Mr. Fulton served as an executive officer of Chiles Offshore Corporation (which has merged with Noble Offshore Corporation, a wholly owned subsidiary of Noble Drilling Corporation), most recently as Senior Vice President and Chief Financial Officer.

     Mr. Meisetschlaeger has been Vice President -- Offshore Operations of the Company since 1993. Prior to joining the Company, he was employed by the Huthnance Drilling Division of Grace Offshore Company, an offshore contract driller, in the capacities of Operations Manager (1988 to 1990) and Vice President -- Operations (1990 to 1993).

     Mr. Blake has been President of Falcon Workover Company, Inc., the Company's barge workover subsidiary, since January 1996, and was president of the joint venture that had operated the Company's workover business since its formation in April 1994 until December 31, 1995. Prior to that time, he was president of Blake Drilling and Workover Company and certain predecessor companies from 1986, and has been employed by companies engaged in shallow-water barge drilling operations since 1981.

     Mr. Meheen has been Vice President -- Deepwater-Operations of the Company since January 1996. From November 1993 until joining the Company in March 1995, Mr. Meheen was a consultant for Mobil Oil in connection with a deepwater drilling project in Southeast Asia. From July 1991 to November 1993, he was International Operations Manager for Maretech Pacific Ltd., in charge of drilling operations conducted primarily in Southeast Asia.

     Mr. Pellegrin has been Vice President -- Administration of the Company since November 1992. He held a similar position with Atlantic Pacific Marine Corporation ("APMC"), a contract drilling company, where he worked from 1977 until joining the Company in 1992.

     Mr. Rodney has been Vice President -- Finance of the Company since 1993. He worked for APMC from 1977 through 1992, serving as controller for his last nine years.

     Mr. Moss has been Vice President and General Counsel of the Company since January 1, 1996. From October 1995 until joining the Company, Mr. Moss was a member of the law firm of Gardere Wynne Sewell & Riggs, L.L.P. For five years prior to October 1995, Mr. Moss was a member of the law firm of Sewell & Riggs, P.C.

     Each officer of the Company may be removed from office at any time by the Board of Directors, subject to his rights under any applicable employment agreement (see "Employment Agreements" below).

                             EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth the compensation paid to the Chief Executive Officer and the other four most highly compensated executive officers of the Company (the "Named Executive Officers") for the last fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG TERM
                                                    ANNUAL COMPENSATION        COMPENSATION
                                                 -------------------------     -------------
                                                                               STOCK OPTION          ALL
                                                                                  GRANTS            OTHER
      NAME AND PRINCIPAL POSITION         YEAR   SALARY($)     BONUS($)(1)     (# OF SHARES)   COMPENSATION($)
      ---------------------------         ----   ---------     -----------     -------------   ---------------
Steven A. Webster.......................  1996    350,000        300,000                            1,646(2)
  Chairman and                            1995    350,000        250,000          100,000             969(2)
  Chief Executive Officer                 1994    250,000        200,000
Bernie W. Stewart.......................  1996    150,000(3)      75,000(3)        75,000             778(4)
  Chief Operating Officer                 1995
                                          1994
Robert H. Reeves, Jr....................  1996    160,417         40,000                            5,305(5)
  Executive Vice                          1995    150,000         20,000                            5,498(5)
  President                               1994    130,000         15,000           75,000           2,033(5)
Robert F. Fulton........................  1996    172,500         75,000                            5,175(6)
  Executive Vice President                1995    160,000         50,000           90,000           2,851(6)
  and Chief Financial Officer             1994
Leighton E. Moss........................  1996    130,012         65,000           20,000           4,003(7)
  Vice President and                      1995
  General Counsel                         1994

---------------

(1) Represents annual bonus award earned for the fiscal year noted, even though such bonus was paid in the following fiscal year.

(2) Represents: life insurance premiums paid by the Company.

(3) Mr. Stewart's employment commenced April 1, 1996.

(4) Represents: life insurance premiums paid by the Company.

(5) Represents: life insurance premiums paid by the Company of $2,415 for 1995 and $1,087 for 1996; and 401(k) plan matching contributions of $2,033, $3,083 and $4,218 in 1994, 1995 and 1996, respectively.

(6) Represents: life insurance premiums paid by the Company of $451 in 1995 and $1,162 in 1996; and 401(k) plan matching contributions of $2,400 and $4,013 in 1995 and 1996, respectively.

(7) Represents: life insurance premiums of $753 paid by the Company; and 401(k) plan matching contributions of $3,250.

OPTIONS GRANTED AND OPTIONS EXERCISED IN THE LAST FISCAL YEAR

     The following tables set forth information regarding stock options granted to and exercised by the Named Executive Officers during the last fiscal year, as well as options held by such officers as of December 31, 1996, the last day of the Company's 1996 fiscal year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                  POTENTIAL REALIZABLE VALUES AT
                                                                                                   ASSUMED ANNUAL RATES OF STOCK
                                                                           MARKET                  PRICE APPRECIATION FOR OPTION
                                               % OF TOTAL                 VALUE OF                          TERM($)(1)
                               NUMBER OF        OPTIONS                   SECURITY                -------------------------------
                              SECURITIES       GRANTED TO     EXERCISE    AT GRANT                  0%         5%          10%
                              UNDERLYING      EMPLOYEES IN     PRICE        DATE     EXPIRATION     PER        PER         PER
           NAME             OPTIONS GRANTED   FISCAL YEAR      ($/SH)      ($/SH)       DATE       YEAR       YEAR        YEAR
           ----             ---------------   ------------   ----------   --------   ----------   -------   ---------   ---------
Steven A. Webster..........     100,000           46.5         12.125      12.125     1/23/2006         0     762,534   1,932,412
Bernie Stewart.............      75,000           34.9          19.44      26.125     4/15/2006   501,375   1,733,615   3,624,114
Robert H. Reeves, Jr. .....           0              0             --          --            --        --          --          --
Robert F. Fulton...........           0              0             --          --            --        --          --          --
Leighton E. Moss...........      20,000            9.3         12.125      12.125     1/23/2006         0     152,507     386,483

---------------

(1) The 5% and 10% columns present hypothetical future values of the stock obtainable upon exercise of the options net of the option's exercise price, assuming that the market price of the Company's common stock appreciates from the grant date value at a five and ten percent compound annual rate over the ten-year term of the options. The 0% column represents the aggregate value of the options assuming the value of the stock does not change from that at the date of grant. The potential realizable values are presented as examples pursuant to the proxy rules and do not necessarily reflect management's assessment of the Company's future stock price performance. The potential realizable values presented are not intended to indicate the value of the options.

                    OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                                     NUMBER OF                     VALUE OF
                                                               SECURITIES UNDERLYING          UNEXERCISED IN-THE-
                                                                UNEXERCISED OPTIONS              MONEY OPTIONS
                               SHARES                          AT FISCAL YEAR-END(#)       AT FISCAL YEAR END($)(2)
                             ACQUIRED ON       VALUE        ---------------------------   ---------------------------
           NAME              EXERCISE(#)   REALIZED($)(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----              -----------   --------------   -----------   -------------   -----------   -------------
Steven A. Webster..........         0               0         140,733        66,667        4,722,228      1,808,342
Bernie Stewart.............         0               0               0        75,000                0      1,485,750
Robert H. Reeves, Jr.......    25,000         540,625          50,000             0        1,462,500              0
Robert F. Fulton...........         0               0          30,000        60,000          877,500      1,755,000
Leighton E. Moss...........     6,666         186,855               0        13,334                0        361,684

---------------

(1) These values were computed based on the difference between the exercise price and the closing price of the Common Stock on the date of exercise.

(2) These values were computed based on the difference between the exercise price and an assumed Common Stock value of $39.25 per share, which was the closing price of the Common Stock on December 31, 1996.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee during 1996 were Dr. Purnendu Chatterjee and Kenneth H. Hannan, Jr. each of whom was a nonemployee director. No member of the Compensation Committee has been an officer or employee of the Company or any of its subsidiaries. During 1996, Steven A. Webster, Chairman and Chief Executive Officer of the Company, served as a member of the Compensation

Committee of Reading & Bates Corporation until his resignation from the board of Reading & Bates Corporation on June 7, 1996. Mr. Paul B. Loyd, Jr., the Chief Executive Officer of Reading & Bates Corporation, was a director of the Company from 1991 until his resignation on June 7, 1996. Except for the foregoing, during 1996, no executive officer of the Company served as a member of (i) the compensation committee of another entity in which one of the executive officers of such entity served on the Compensation Committee, (ii) the Board of Directors of another entity, one of whose executive officers served on the Compensation Committee or (iii) the compensation committee of another entity in which one of the executive officers of such entity served as a member of the Company's Board of Directors. Mr. Ziegler replaced Mr. Hannan on the Compensation Committee in January 1997. See "Transactions With Related Parties" below with regard to fees paid to a law firm of which Mr. Ziegler is a partner.

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS OR FUTURE FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 THAT MIGHT INCORPORATE THIS PROXY STATEMENT OR FUTURE FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, IN WHOLE OR IN PART, THE FOLLOWING REPORT OF COMPENSATION COMMITTEE AND THE PERFORMANCE GRAPH WHICH FOLLOWS SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

THE COMMITTEE

     The Compensation Committee of the Board of Directors (the "Committee") consists of two directors. The Committee's responsibilities normally include: reviewing the performance and determining the compensation levels of the Chief Executive Officer of the Company (the "CEO"); reviewing and approving the CEO's recommendations with respect to the base salary and bonus components of the compensation packages for all executive officers (other than the CEO); determining stock option grants for the CEO and other executive officers; reviewing and approving the CEO's recommendations regarding stock option grants to employees other than executive officers; and administering the Company's stock option plans. However, the 1996 base salaries of executive officers and the determination of bonuses to executive officers for 1996 were approved by the Board of Directors. Accordingly, this report on executive compensation is issued over the signature of the entire Board of Directors.

EXECUTIVE OFFICER COMPENSATION PROGRAM; STATEMENT OF PHILOSOPHY

     The objectives of the Company's compensation program include the facilitation of the Company's ability to attract, retain and motivate highly qualified employees at all levels (in particular, the executive talent needed to maximize stockholder value), the alignment of executive officers' interest with the success of the Company, and the facilitation of the achievement of the Company's performance objectives. In furtherance of these goals, the Company's executive compensation program is structured to provide competitive levels of salary and total compensation while at the same time closely tying executive compensation to individual and Company performance.

1996 EXECUTIVE OFFICER COMPENSATION

     Compensation for the Company's executive officers consists of three principal elements: base salary, annual bonus, and stock options.

     Base Salary. Base salaries are designed to help attract and retain key management talent. Base salaries, whether pursuant to an employment agreement or otherwise, are derived in part from salary range guidelines developed by the CEO based upon review of salaries paid for comparable positions by other companies in the marine contract drilling industry. Internal job values, as determined by the CEO and other senior management, and the general state of the economy in the Company's industry are also considered in determining salary ranges. The CEO's recommendations to the Board as to 1996 base salaries for executive officers that do not have employment contracts with the Company were based upon the individual's performance, any change in the scope of responsibilities, and the individual's seniority and experience, in addition to consideration of the salary ranges. The Board, after consideration of the CEO's recommendations as well as the Company's overall performance and the Board members' subjective judgments about the appropriate salary levels to motivate and reward individual executives, approved the CEO's recommendations for 1996 base salary paid to each executive officer. The minimum base salary of an executive officer having an employment contract is determined by such contract, but in certain cases the Board determined that base salaries in excess of the contractual minimum were appropriate.

     Incentive Bonuses. Discretionary annual bonus awards are generally a significant part of total compensation for the Company's senior executive officers. The goal of annual bonuses is to drive performance, motivate executive officers and reward exceptional performance. The CEO's recommendations to the Board as to 1996 incentive bonus payments to executive officers were based upon individual performance, the overall performance of the Company and, to the extent relevant, the performance of the executive's division. The Board made its determination as to 1996 incentive bonus payments to executive officers after consideration of the Company's overall performance, the Board members' subjective judgments about the appropriate bonus levels to motivate and reward individual executives, and their review of the recommendations of the CEO, but no overall ranking of the various factors was applied.

     Stock Options. Stock option awards under the Company's stock option plans are designed to align the interests of stockholders with those of executive officers, outside directors and other key employees of the Company and are, for the most part, granted to key executives who are in a position to make a substantial contribution to the long-term success of the Company. The Company's general policy (subject to individual exceptions to reward exceptional performance and contribution to the Company) is that an executive officer, outside director, or key employee will be entitled only to a single stock option grant. Therefore, in making stock option awards generally, the Committee or the Board, as the case may be, considers the number of options previously granted to each executive in order to determine whether the total number of shares covered by all outstanding option awards adequately reflects the executive's overall contribution to the Company and importance to the future success and profitability of the Company. In 1996, the Company granted options to acquire an aggregate of 115,000 shares of common stock to three new executive officers of the Company, (two of whom are Named Executive Officers) and granted options to acquire 100,000 shares of common stock to the CEO in fulfillment of a provision of his employment contract with the Company. In February, 1997, the Company, based upon the recommendations of the CEO, granted options to acquire 30,000 shares to two executive officers, 15,000 of which were granted to a Named Executive Officer.

     The grants to date under the Company's existing Stock Option Plans have utilized all but 31,000 shares available for grant under such plans. The Board has approved the 1997 Stock Option Plan, and such plan is being submitted for the approval of the shareholders at the Annual Meeting. The Board believes the approval of the 1997 Stock Option Plan by the stockholders is important because it will allow the Company to make stock option grants in order to attract, retain, and motivate employees.

     Other Compensation. Other elements of executive compensation include participation in a Company-wide medical and insurance benefits plan, and the ability to defer compensation pursuant to a 401(k) plan.

1996 COMPENSATION OF CHIEF EXECUTIVE OFFICER

     Mr. Webster's 1996 base salary was determined when Mr. Webster entered into an employment agreement with the Company (effective January 30, 1995), based upon negotiations with Mr. Webster after a review of comparable CEO compensation in the Company's industry, Mr. Webster's compensation package under his prior employment agreement with the Company (which expired January 29, 1995), the Company's performance during the prior and current fiscal years, as evidence by earnings per share, operating income as a percentage of revenues, stock price and overall market value, and negotiations with Mr. Webster. The base salary of $350,000 paid to Mr. Webster in 1996 under the terms of his employment agreement was the same as his 1995 base salary.

     In January 1996, in fulfillment of a provision of Mr. Webster's employment agreement with the Company, the Committee and the Board of Directors of the Company approved an award to Mr. Webster of stock options to acquire an aggregate of 100,000 shares of common stock of the Company.

     In January 1997, the Board awarded a bonus of $300,000 to Mr. Webster for his services during 1996, which bonus was paid in 1997. In awarding such bonus, the Board took into consideration (i) the compensation paid to chief executive officers of other companies engaged in the offshore drilling and oil service industry, (ii) the Company's operating performance in 1996, (iii) the appreciation in the value of the Company's stock during 1996, and (iv) Mr. Webster's role in the successful debt and equity placements by the Company in 1996 and the growth of the Company's asset base during 1996.

     Mr. Webster did not participate in the Board's vote regarding his bonus for 1996.

TAX CONSIDERATIONS

     The Board has considered the potential impact of section 162(m) of the Internal Revenue Code of 1986, as amended, and the proposed regulations thereunder (the "Section"). The Section disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the five most highly compensated executive officers, subject to certain exceptions. The Company's policy is to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax laws. However, the Board believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to the Company's success. Consequently, the Board recognizes that the loss of a tax deduction could be necessary in some circumstances.

                                          BOARD OF DIRECTORS:

                                          PURNENDU CHATTERJEE
                                          DOUGLAS A.P. HAMILTON
                                          KENNETH H. HANNAN, JR.
                                          JAMES R. LATIMER, III
                                          MICHAEL E. PORTER
                                          STEVEN A. WEBSTER
                                          WILLIAM R. ZIEGLER

PERFORMANCE GRAPH

     The following graph sets forth the Company's total cumulative stockholder return as compared to the CRSP Total Return Index for the NASDAQ Stock Market (the "NASDAQ Index") and the Simmons & Company International Offshore Drillers Index (the "SCI Index"), for the period July 28, 1995 (the date of the Company's initial public offering) through December 31, 1996.

     The companies that comprise the SCI Index include the Company; Atwood Oceanics, Inc.; Cliffs Drilling Company; Diamond Offshore Corporation; Energy Service Company, Inc.; Global Marine, Inc.; Noble Drilling Corporation; Reading & Bates Corporation; Rowan Companies, Inc.; Transocean Offshore, Inc; and Smedvig A/S.

     Total stockholder return assumes $100 vested at the beginning of the period in the Common Stock of the Company, the stocks represented in the NASDAQ Index and the stocks represented in the SCI Index, respectively. Total return also assumes reinvestment of dividends; the Company has never paid dividends on its Common Stock.

     Historical stock price performance should not be relied upon as indicative of future stock price performance.

        Measurement Period
      (Fiscal Year Covered)              Falcon            SCI Index           Nasdaq
7/28/95                                           100                100                100
12/31/95                                          151                140                105
12/31/96                                          395                333                129

EMPLOYMENT AGREEMENTS

     The Company and Steven A. Webster are parties to an employment agreement dated January 30, 1995, pursuant to which Mr. Webster is entitled receive an annual salary of not less than $350,000 for each year during the three-year term of the contract. In addition to annual salary, Mr. Webster may receive, at the sole discretion of the Board, an incentive bonus. The agreement also provides for the grant by the Company to Mr. Webster, pursuant to the terms of existing, new or amended stock option plans of the Company, of options to acquire shares of the Company's common stock, at an exercise price equal to the fair market value of such stock on the date of grant, and in an amount to be determined by the Compensation Committee of the Board of Directors and approved by the Board of Directors in its sole discretion. Pursuant to this provision, in January 1996 Mr. Webster was awarded options to acquire 100,000 shares of common stock at its then market value of $12.125 per share. Any termination of Mr. Webster's employment without cause or his resignation in certain circumstances, including a change of control of the company, would entitle Mr. Webster to the payment of the greater of his annual salary for the number of full months remaining under the term of the employment agreement or his annual salary for a period of 24 months (36 months in the event of a change of control), in each case, together with all unpaid incentive bonus amounts accrued to the date of termination. If the Company should terminate Mr. Webster's employment at any time following the term of the employment agreement, Mr. Webster would be entitled to receive a lump sum payment equal to 150% of his annual salary then in effect at severance.

     The Company and Bernie W. Stewart are parties to an employment agreement dated April 1, 1996, pursuant to which Mr. Stewart is entitled to receive an annual salary of not less that $200,000 for each year during the two-year term of the contract. In addition to annual salary, Mr. Stewart is eligible for an annual incentive bonus at the discretion of the Board of Directors. In addition, such agreement provided for the grant to Mr. Stewart of options to purchase 75,000 shares of common stock of the Company at $19.44 per share, which options vest ratably over five years.

TRANSACTIONS WITH RELATED PARTIES

     During 1996, the Company leased crewboats, tugboats, supply barges and other vessels from various entities owned or controlled by Robert H. Reeves, Jr. and Charles E. Reeves. Robert H. Reeves, Jr. is an executive officer of the Company and Charles E. Reeves, his brother, is a non-executive officer of the Company. Aggregate payments to these entities in 1996 were $880,891. The Company expects to continue this arrangement through 1997.

     Each of Robert H. Reeves, Jr. and Charles E. Reeves, are entitled to receive benefits under a Senior Executive Incentive Compensation Agreement with the Company dated December 24, 1992, which was entered into in connection with the Company's acquisition of Two R Drilling Company, Inc. Under this agreement the Company agreed to make aggregate annual payments to Robert H. Reeves, Jr. and Charles E. Reeves of 15% of domestic barge drilling rig income (after deduction of overhead, depreciation and interest attributable to such operations) during the period from January 1, 1993 through December 31, 1997. The aggregate payment to Messrs. Reeves and Reeves under the agreement is not to exceed $5,000,000 less certain amounts payable under an agreement between the Company and a former bank lender to Two R Drilling Company. To date, payments have been made to the lender but not to Robert H. Reeves, Jr. or Charles E. Reeves.

     William R. Ziegler, a director and stockholder of the Company, is a partner in the law firm of Parson & Brown. During 1996, the Company paid fees aggregating $555,005 to Parson & Brown. The Company anticipates that it will continue to use the services of Parson & Brown.

     During 1996, the Company paid $852,925 to Bantam Services, Inc., pursuant to a Catering Service Contract. The Catering Service Contract was entered into in June, 1994 as part of the transaction in which the Company and Blake Workover Company formed a 50/50 joint venture to own and operate barge workover rigs. The joint venture became Falcon Workover Company, Inc. (the entity which operates the Company's domestic barge workover business) when the Company acquired the other 50% interest therein in August, 1995. Under the terms of the Catering Service Contract, Bantam furnishes groceries and supplies to the rigs operated by Falcon Workover Company, Inc., and Falcon Workover is to pay for these groceries and supplies at Bantam's cost. In addition, Bantam is entitled to bill and collect from non-Falcon personnel on the Falcon Workover rigs (such as the operator's personnel and service company personnel) a daily charge for meals and lodging provided to such third parties. Bantam is entitled to collect these amounts even though the accommodations are on the Company's rigs and Company personnel prepare the meals. The Catering Service Contract expired on April 1, 1997. Bantam is owned by Michael E. Blake, President of Falcon Workover Company, Inc.

     In 1996, Raptor Exploration Company, Inc., a wholly-owned subsidiary of the Company, paid $90,000 to James R. Latimer, a director, for services rendered in connection with the sale of certain assets of Raptor.

FAMILY RELATIONSHIPS

     There are no family relationships between any directors or executive officers of the Company except for Mr. Robert H. Reeves, Jr. and Mr. Charles Reeves (Vice-President-Legal Affairs), who are brothers.

SECTION 16(A) REPORTING DELINQUENCIES

     The Company believes that during 1996 all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 were met except for the following:

     Bernie W. Stewart, Leighton E. Moss, and Steven R. Meheen were late filing a Form 3 following their election as executive officers of the Company.

     Leighton E. Moss, Robert H. Reeves, Jr. and Lloyd Pellegrin were each late filing a Form 4 following a single exercise by each of them in November 1996 of options granted under stock option plans of the Company. Mr. Moss' exercise was for 3,000 shares, Mr. Reeves' exercise was for 25,000 shares, and Mr. Pellegrin's exercise was for 10,000 shares.

     Don P. Rodney was late filing a Form 4 following a single sale by him in September 1996 of 1,000 shares purchased by him in the Company's initial public offering in July 1995.

     Robert H. Reeves, Jr. was late filing a Form 4 following a single sale by him in November 1996 of 6,000 shares received upon the exercise of options granted to him under a stock option plan of the Company.

                             1997 STOCK OPTION PLAN

     The Board of Directors has adopted the 1997 Stock Option Plan, subject to the approval of the Company's stockholders being solicited by this proxy statement. A summary of the principal features of the 1997 Stock Option Plan is set forth below, but is qualified in its entirety by reference to the full text of the 1997 Stock Option Plan, a copy of which is attached to this Proxy Statement as Appendix A. All defined terms used below have the meanings set forth in the 1997 Stock Option Plan unless otherwise indicated.

     No individuals have been designated to receive any options under the 1997 Stock Option Plan. Officers and directors of the Company have been granted options under prior stock option plans of the Company.

SUMMARY OF THE 1997 STOCK OPTION PLAN

     General. The 1997 Stock Option Plan provides for the grant to directors, officers and employees of incentive stock options ("ISO's") and non-qualified stock options ("NQSO's") for up to an aggregate of 600,000 shares of Common Stock. To the extent options granted under the 1997 Stock Option Plan are canceled or expire prior to exercise, or are surrendered, the shares covered thereby again become available for option grants.

     Administration. The 1997 Stock Option Plan will be administered by the Compensation Committee or such other committee as the Board may designate for such purpose. The Committee is responsible for making all other determinations with respect to administration of the 1997 Stock Option Plan.

     Participation. Options may be granted under the 1997 Stock Option Plan to directors, officers and employees of the Company. The Board or a committee designated by the Board is authorized in its discretion to designate persons who are to be granted options under the 1997 Stock Option Plan.

     Awards. The grant of options under the 1997 Stock Option Plan, and the terms of such options, is determined by the Board or a committee designated by the board for that purpose. Options may be either ISO's or NQSO's. The aggregate fair market value (as of the date of grant) of the Common Stock for which any ISO granted under the 1997 Stock Option Plan may first become exercisable in any calendar year shall not exceed $100,000. The aggregate number of shares of Common Stock for which any Options are granted under the 1997 Stock Option Plan to any one participant in any one calendar year shall not exceed 250,000.

     Price of Option Shares. The purchase price for Common Stock acquired upon exercise of an option is determined by the Board or a committee designated by the Board, at the time the option is granted, but in the case of ISO's may not be less than the fair market value of such Common Stock on the date of grant of the option, or in the case of ISO's granted to a Ten Percent Stockholder (as defined in the Internal Revenue Code), 110% of the fair market value on the date of grant. Upon exercise of an option, the purchase price will be paid in cash or common stock already owned (or a combination thereof) or, in the discretion of the Committee, in the form of other consideration (including the relinquishment of a portion of the option) having a fair market value equal to the purchase price.

     Exercise. The exercise period of options granted under the 1997 Stock Option Plan is ten years, provided that the exercise period for ISO's granted to a Ten Percent Stockholder will be five years. The 1997 Stock Option Plan provides that vested options will remain exercisable until the earliest to occur of (i) the expiration of the term for which it was granted and (ii) three months after the participant's retirement or involuntary termination of employment (other than due to death or disability). Upon the death or total disability of an employee participant prior to the termination of employment, vested options continue to be exercisable for a period of one year after the participant's death or total disability. The period may by varied at the time of the grant, but may not be extended beyond the expiration date of the option.

     Notification of Sale. The 1997 Stock Option Plan provides that employees who sell Common Stock received upon exercise of an ISO before the later of two years from the date the option is granted and one year from the date of the exercise of such option must notify the Company of any such sale. See "Federal Income Tax Treatment of Stock Options," below.

     Adjustments. The 1997 Stock Option Plan provides for appropriate adjustments in the number and kind of shares subject to outstanding options, and in the price of shares with respect to which such options have been granted, in the case of changes in the Company's outstanding Common Stock by reason of stock dividends, stock splits, recapitalizations and the like. In certain circumstances, including a change of control of the Company, the Board of Directors, with the consent of the optionees, may provide that (i) all outstanding options will become immediately exercisable and (ii) the Company may pay cash to a participant in exchange for the cancellation of outstanding options.

     Transferability During Lifetime. During the lifetime of a participant to whom an option is granted, only the participant, or the participant's legal representative, may exercise an option.

     Termination and Amendment. The Board of Directors may in its discretion amend or terminate the 1997 Stock Option Plan. No ISO's may be granted under the 1997 Stock Option Plan after December 31, 2006.

FEDERAL INCOME TAX TREATMENT OF STOCK OPTION

     The rules governing the tax treatment of stock options are complex, and the following discussion is necessarily a general discussion of current Federal income tax consequences and does not purport to be complete. Statutory provision, and interpretations thereof, are subject to change.

     Incentive Stock Options. The participant recognizes no taxable gain or loss when an ISO is granted or exercised, although upon exercise the spread between the fair market value and the exercise price generally is an item of tax preference for purposes of the participant's alternative minimum tax. If the shares acquired upon the exercise of an ISO are held for at least one year after exercise and two years after grant (the "Holding Periods"), the participant recognizes any gain or loss realized upon such sale as long-term capital gain or loss and the Company is not entitled to a deduction. If the shares are not held for the Holding Periods, the gain is ordinary income to the participant to the extent of the difference between the exercise price and the fair market value of Common Stock on the date the option is exercised. Any difference between the ultimate sale price of the acquired Common Stock and the fair market value of such Common Stock on the date of exercise will be treated as capital gain or capital loss, as the case may be. Also, in such circumstances, the Company receives a deduction equal to the amount of any ordinary income recognized by the participant, to the extent qualified under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), as applicable. The 1997 Stock Option Plan requires that the employee notify the Company of any sale of Common Stock received upon exercise of an ISO during such Holding Periods.

     Non-Qualified Stock Option. The participant recognizes no taxable income and the Company receives no deduction when an NQSO is granted. Upon exercise of an NQSO, the participant recognizes ordinary income and the Company receives a deduction equal to the difference between the exercise price and the fair market value of the shares on the date of exercise, to the extent qualified under
Section 162(m) of the Code, as applicable. Gain or loss recognized on a disposition of the shares is treated as a capital gain or loss.

     Parachute Payments. Under certain circumstances, an accelerated vesting or the cash-out of stock options in connection with a change in control of the Company might be deemed an "excess parachute payment" for purpose of the golden parachute tax provision of Section 280G of the Code. To the extent it is so considered, the participant may be subject to a 20% excise tax and the Company may be denied a tax deduction.

     Section 162(m). Under Section 162(m) of the Code and regulations thereunder (referred to collectively as Section "162(m)" or the "Code"), the amount of compensation paid by a publicly held corporation to its chief executive officer and the four other most highly compensated executive officers during any year which may be deductible for federal income tax purposes is limited to $1,000,000 per person per year. Compensation which qualifies as performance-based is excluded from this limit on the amount of deductible compensation. The 1997 Stock Option Plan has been structured to permit the grant of Options under the Plan that, when exercised, will or may result in compensation to the optionee that qualifies as performance-based compensation that is excluded from the limit imposed by Section 162(m); however, the Plan also permits the grant of options that, when exercised, would result in compensation that would be subject to the deductibility limits of Section 162(m).

                                 PROPOSAL TWO:

                       ADOPTION OF 1997 STOCK OPTION PLAN

     The Board of Directors proposes that the stockholders approve the adoption of the 1997 Stock Option Plan. The Company has heretofore utilized most of the shares available for grant under its existing stock option plans. The Board believes that approval of the 1997 Stock Option Plan will provide it with a valuable tool for attracting, retaining, and motivating qualified personnel at all levels.

RECOMMENDATION OF BOARD OF DIRECTORS:

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE 1997 STOCK OPTION PLAN AND RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSAL.

                                PROPOSAL THREE:

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected Arthur Andersen LLP, independent auditors, to audit the financial statements of the Company for the 1997 fiscal year. The nomination is being presented to the stockholders for ratification at the Annual Meeting. Arthur Andersen LLP has audited the Company's financial statements since the Company's inception. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he so desires, and is expected to be available to respond to appropriate questions.

RECOMMENDATION OF BOARD OF DIRECTORS:

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S AUDITORS FOR FISCAL 1997 AND RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THIS PROPOSAL.

                 STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     The Company's Bylaws require written notice to the Company of a nomination of a candidate for election as a director (other than a nomination by the Board) and of the submission of a proposal (other than a proposal by the Board) for consideration at an annual meeting of shareholders. The notice must contain certain information concerning the nominating or proposing shareholder, and the nominee or the proposal, as the case may be, and be furnished to the Company generally not less than 90 days prior to date one year from the date of the immediately preceding annual meeting of stockholders. A copy of the applicable Bylaw provisions may be obtained, without charge, upon written request to the Secretary of the Company at its principal executive offices.

     In addition, any stockholder who desires to have a proposal included in the Company's proxy soliciting material related to the Company's 1998 Annual Meeting of Stockholders must so notify the Company in writing no later than January 1, 1998. Such notice must comply with the requirements of the Rules and Regulations promulgated by the Securities and Exchange Commission applicable to such stockholder proposals.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors of the Company may recommend.

                                            THE BOARD OF DIRECTORS
Houston, Texas
April 16, 1997

                                                                      APPENDIX A

                         FALCON DRILLING COMPANY, INC.

                             1997 STOCK OPTION PLAN

                                 ADOPTED AS OF
                                JANUARY 1, 1997

                         Falcon Drilling Company, Inc.
                        1900 West Loop South, Suite 1800
                              Houston, Texas 77027

                         FALCON DRILLING COMPANY, INC.

                             1997 STOCK OPTION PLAN

                               TABLE OF CONTENTS

                                        SECTION                               PAGE
                                        -------                               ----
    1.        Purpose.....................................................      1
    2.        Definitions.................................................      1
    3.        Shares Subject to the Plan..................................      2
    4.        Grant of Stock Options......................................      2
    5.        Certificates for Awards of Stock............................      4
    6.        Beneficiary.................................................      4
    7.        Administration of the Plan..................................      5
    8.        Amendment or Discontinuance.................................      5
    9.        Adjustment in Event of Change in Common Stock...............      5
    10.       Miscellaneous...............................................      5
    11.       Effective Date and Stockholder Approval.....................      6

                         FALCON DRILLING COMPANY, INC.

                             1997 STOCK OPTION PLAN

1. PURPOSE

     The purpose of the Falcon Drilling Company, Inc. 1997 Stock Option Plan is to attract and retain persons of ability as directors, officers and employees of Falcon Drilling Company, Inc. and its subsidiaries and affiliates, and encourage such directors, officers and employees to continue to exert their best efforts on behalf of the Company and its subsidiaries and affiliates.

2. DEFINITIONS

     When used herein, the following terms shall have the following meanings:

     "Beneficiary" means the beneficiary or beneficiaries designated pursuant to
Section 6 to receive the amount, if any, payable under the Plan upon the death of an Employee.

     "Board" means the Board of Directors of the Company.

     "Code" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. (All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.)

     "Committee" means the Compensation Committee of the Board or any other committee appointed by the Board pursuant to Section 7.

     "Company" means Falcon Drilling Company, Inc. and its successors and assigns.

     "Director" means any present or former member of the Board.

     "Employee" means an employee of any Participating Company (including a Director or Officer, to the extent he or she is deemed an employee under common law) who, in the judgment of the Committee, is responsible for or contributes to the growth or profitability of the business of any Participating Company.

     "Exchange" means the New York Stock Exchange, or if the Stock is not listed on the New York Stock Exchange, the principal exchange on which the Stock is listed or, if the Stock is not listed on an exchange, the Nasdaq Stock Market of the National Association of Securities Dealers.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" means, as of any date in issue, the closing sales price on the Exchange for one share of Stock on such date or, if no sales of Stock have taken place on such date, the closing sales price of one share of Stock on the most recent date on which selling prices were reported on the Exchange. In the event that the Company s shares are not publicly traded on an Exchange, the Committee shall determine the fair market value for all purposes. With respect to any call right by the Company on Stock issued pursuant to an Option prior to the date the Stock is publicly traded on an Exchange, Fair Market Value shall be determined pursuant to an independent appraisal obtained by the Committee by a qualified appraiser.

     "Grant Committee" means any committee appointed by the Board pursuant to
Section 4 hereof for the purpose of granting Options hereunder.

     "Officer" means any person holding an office of the Company or of its Board of Directors under the By-laws of the Company, whether or not a salaried employee of any Participating Company.

     "Option" means an option to purchase Stock subject to the applicable provisions of Section 4 and awarded in accordance with the terms of the Plan and which, in the case of an Option granted to an Employee, may be an incentive stock option qualified under Section 422 of the Code or a nonqualified stock option and which, in the case of an Option granted to an Optionee that is not an Employee, shall be a nonqualified stock option.

     "Option Agreement" means any written agreement evidencing an Option granted to an Officer, Director or an Employee under the Plan.

     "Optionee" means a Director, Officer or Employee who has been awarded an Option under the Plan.

     "Participating Company" means the Company or any subsidiary or other affiliate of the Company which at the time such option is granted under the Plan qualifies as a subsidiary of the Company under the definition of subsidiary corporation contained in Section 424(f) of the Code.

     "Plan" means the Falcon Drilling Company, Inc. 1997 Stock Option Plan, as the same may be amended, administered or interpreted from time to time.

     "Stock" means the common stock, $.01 par value, of the Company.

     "Ten Percent Stockholder" means an Employee stockholder who, at the time of grant of an Option, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company.

     "Total Disability" means the complete and permanent inability of an Employee to perform all of his or her duties under the terms of his or her employment with any Participating Company, as determined by the Committee upon the basis of such evidence, including independent medical reports and data, as the Committee deems appropriate or necessary.

3. SHARES SUBJECT TO THE PLAN

     The aggregate number of shares of Stock which may be awarded under the Plan or subject to purchase by exercising an Option is 600,000 shares, subject to adjustment in accordance with Section 9 below. Such shares shall be made available either from authorized and unissued shares or shares held by the Company in its treasury. If, for any reason, any shares of Stock subject to purchase or payment by exercising an Option under the Plan are not delivered or are reacquired by the Company, for reasons including, but not limited to, termination of employment, or expiration or a cancellation with the consent of an Optionee of an Option, such shares of Stock shall again become available for award under the Plan.

4. GRANT OF STOCK OPTIONS

     (a) Subject to the provisions of the Plan, the Board or any committee appointed by the Board for that purpose (a "Grant Committee") shall (i) determine and designate from time to time those Directors, Officers and Employees to whom Options are to be granted; (ii) determine whether such Options shall be incentive stock options or nonqualified stock options or a combination of incentive stock options and nonqualified stock options, (iii) determine the number of shares of Stock subject to each Option; and (iv) determine the time or times when and the manner in which each Option shall be exercisable and the duration of the exercise period; provided, however, that (A) no option which is an incentive stock option shall be granted after the expiration of ten years from the effective date of the Plan, (B) the aggregate Fair Market Value (determined as of the date an Option is granted) of the Stock for which incentive stock options granted to any Optionee under this Plan that may first become exercisable in any calendar year shall not exceed $100,000, and (C) the aggregate number of shares of Stock for which Options are granted to any one participant in any one calender year shall not exceed 250,000.

     (b) The exercise period for an Option shall be ten years from the date of grant, provided, however, that, in the case of an incentive stock option granted to a Ten Percent Stockholder, such period, including extensions, shall be five years from the date of grant.

     (d) The Option exercise price per share shall be determined by the Board or any Grant Committee at the time the Option is granted and shall be at least equal to the par value of one share of Stock if the Stock has a par value; provided, however, that the exercise price for an incentive stock option shall be not less than the Stock's Fair Market Value on the date of grant, or in the case of incentive stock options granted to a Ten Percent Stockholder, 110 percent of the Fair Market Value on the date of grant, all as determined by the Board or any Grant Committee.

     (d) No part of any Option may be exercised by an Optionee until such Director, Officer or Employee shall have (i) served in such capacity or remained in the employ of a Participating Company for such period as the Board or any Grant Committee may specify, if any, after the date on which the Option is granted, or (ii) achieved such performance or other criteria, as the Board or any Grant Committee may specify, if any, and the Board or any Grant Committee may further require exercisability in installments.

     (e) (i) If the employment of an Employee who has been granted Options terminates because of his or her death or Total Disability, he or she, or in the case of the death of the Employee, his or her Beneficiary including, if applicable, his or her executors or administrators, may exercise his or her Options, to the extent that he or she shall have been entitled to do so at the date of the termination of his or her employment, at any time, or from time to time, within one year after the date of the termination of his or her employment or within such other period, and subject to such terms and conditions as the Board or any Grant Committee may specify at the time of grant of such Options, but not later than the expiration date specified in Section 4(b) above.

         (ii) If the employment of an Employee who has been granted Options terminates for any other reason, he or she may exercise his or her Options to the extent that he or she shall have been entitled to do so at the date of the termination of his or her employment, at any time, or from time to time, within three months after the date of the termination of his or her employment or within such other period, and subject to such terms and conditions as the Board or any Grant Committee may specify at the time of grant of such Options, but not later than the expiration date specified in Section 4(b) above.

         (iii) Notwithstanding the foregoing, the Board or the Committee may, in its discretion on a case by case basis, extend the exercise periods provided for in paragraphs (i) and (ii) above, but in no event beyond the expiration date specified in Section 4(b) above.

     (f) No Option granted under the Plan shall be transferable other than by will or by the laws of descent and distribution. During the lifetime of the Optionee, an Option shall be exercisable only by him or her.

     (g) With respect to an incentive stock option, the Board or any Grant Committee shall specify such terms and provisions as the Board or any such Grant Committee may determine to be necessary or desirable in order to qualify such Option as an incentive stock option within the meaning of Section 422 of the Code.

     (h) Each Option granted under the Plan shall be evidenced by a written Option Agreement or by a notice to the recipient of the grant of such Option, in either case in a form approved by the Committee. Each Option granted under the Plan shall be subject to the express terms and conditions, if any, required under the Plan or as required by the Committee for the form of option granted and such other terms and conditions as the Committee may specify. Further, each such Option Agreement or notice shall provide that unless at the time of exercise of the Option there shall be, in the opinion of counsel for the Company, a valid and effective registration statement under the Securities Act and appropriate qualification and registration under applicable state securities laws relating to the Stock being acquired pursuant to the Option, the Optionee shall upon exercise of the Option give a representation that he or she is acquiring such shares for his or her own account for investment and not with a view to, or for sale in connection with, the resale or distribution of any such shares. In the absence of such registration statement, the Optionee shall be required to execute a written affirmation, in a form reasonably satisfactory to the Company, of such investment intent and to further agree that he or she will not sell or transfer any Stock acquired pursuant to the Option until he or she requests and receives an opinion of counsel satisfactory to the Company to the effect that such proposed sale or transfer will not result in a violation of the Securities Act, or a registration statement covering the sale or transfer of the shares has been declared effective by the Securities and Exchange Commission, or he or she obtains a no-action letter from the Securities and Exchange Commission with respect to the proposed transfer.

     (i) Except as otherwise provided in the Plan, the purchase price of the shares as to which an Option shall be exercised shall be paid to the Company at the time of exercise either in cash or in Stock already owned by the optionee, or a combination of cash and Stock, or in such other consideration acceptable to the Committee (including, to the extent permitted by applicable law, the relinquishment of a portion of the Option) as the

Committee deems appropriate, having a total Fair Market Value equal to the purchase price. For purposes of this Section 4(i), the fair market value of the portion of an Option that is relinquished shall be the excess of

          (x) the Fair Market Value at the time of exercise of the number of shares of Stock subject to the portion of the Option that is relinquished over

          (y) the aggregate exercise price specified in the Option with respect to such shares.

5. CERTIFICATES FOR AWARDS OF STOCK

     (a) Each Optionee entitled to receive shares of Stock under the Plan shall be issued a certificate for such shares. Such certificate shall be registered in the name designated by the Optionee and, at the sole discretion of the Committee, (i) may bear an appropriate legend reciting the terms, conditions and restrictions, if any, applicable to such shares and (ii) may be subject to appropriate stop-transfer orders.

     (b) Shares of Stock shall be made available under the Plan either from authorized and unissued shares, or shares held by the Company in its treasury. No Participating Company shall be required to issue or deliver any certificates for shares of Stock prior to (i) the listing of such shares on any stock exchange on which the Stock may then be listed (ii) the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any governmental body, which the Committee shall, in its sole discretion, determine to be necessary or advisable and (iii) the recipient's execution of a stockholders agreement providing such terms and conditions as the Committee may determine in its sole discretion.

     (c) All certificates for shares of Stock delivered under the Plan shall also be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. The foregoing provisions of this Section 5(c) shall not be effective if and to the extent that the shares of Stock delivered under the Plan are covered by an effective and current registration statement under the Securities Act, or if, and so long as, the Committee determines that application of such provisions is no longer required or desirable. In making such determination, the Committee may rely upon an opinion of counsel for the Company.

     (d) (i) Each Optionee who receives Stock upon exercise of an Option shall have all of the rights of a stockholder including the right to vote the shares and receive dividends and other distributions. No Optionee awarded an Option shall have any right as a stockholder with respect to any shares subject to such Option prior to the date of issuance to him or her of a certificate or certificates for such shares.

     (ii) Optionees who receive Stock upon exercise of an Option that is an incentive stock option shall give the Company prompt notice of any sale of such Stock prior to the expiration of any applicable holding period for incentive stock options prescribed by the Code, which holding period is currently until the later of (i) two years after the grant of such Option or (ii) one year after the date of such exercise.

6. BENEFICIARY

     (a) Each Optionee shall file with the Company a written designation of one or more persons as the Beneficiary who shall be entitled to receive the Option, if any, awarded under the Plan upon his or her death. An Optionee may from time to time revoke or change his or her Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Company. The last such designation received by the Company shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Company prior to the Optionee's death, and in no event shall it be effective as of a date prior to such receipt.

     (b) If no such Beneficiary designation is in effect at the time of a Optionee's death, or if no designated Beneficiary survives the Optionee, or if such designation conflicts with law, the Optionee's estate shall be entitled to receive the Option, if any, awarded under the Plan upon the Optionee's death. If the Company is in doubt as to the right of any person to receive such Option, the Company may retain such Option, without liability for any income thereon, until the Company determines the rights thereto, or the Company may transfer such Option into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Company therefor.

7. ADMINISTRATION OF THE PLAN

     (a) The Plan shall be administered by the Compensation Committee or such other committee as may be appointed by the Board for that purpose (the "Committee").

     (b) All decisions, determinations or actions of the Committee made or taken pursuant to grants of authority under the Plan shall be made or taken in the sole discretion of the Committee and shall be final, conclusive and binding on all persons for all purposes.

     (c) The Committee shall have full power, discretion and authority to interpret, construe and administer the Plan and any part thereof, and its interpretations and constructions thereof, and actions taken thereunder shall be, except as otherwise determined by the Board, final, conclusive and binding on all persons for all purposes.

     (d) The Committee's decisions and determinations under the Plan need not be uniform and may be made selectively among Directors, Officers and Employees, whether or not such directors, officers and employees are similarly situated.

     (e) The act of a majority of the members present at a meeting duly called and held shall be the act of the Committee. Any decision or determination reduced to writing and signed by all members of the Committee shall be as fully effective as if made by unanimous vote at a meeting duly called and held.

8. AMENDMENT OR DISCONTINUANCE

     The Board may, at any time and for any reason, amend or terminate the Plan. No amendment or termination shall retroactively impair the rights of any person with respect to an Option.

9. ADJUSTMENT IN EVENT OF CHANGE IN COMMON STOCK

     (a) Subject to Section 9(b), if the outstanding shares of Stock of the Company are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Stock or other securities, through merger, consolidation, sale of all or substantially all of the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Stock or other securities, an appropriate and proportionate adjustment shall be made in (i) the maximum number and kind of shares provided in Section 3, (ii) the number and kind of shares or other securities subject to the outstanding Options, and (iii) the price for each share or other unit of any other securities subject to outstanding Options without change in the aggregate purchase price or value as to which such Options remain exercisable or subject to restrictions. Any adjustment under this Section 9(a) will be made by the Board, whose determination as to what adjustments will be made and the extent thereof will be final, binding and conclusive. No fractional interests will be issued under the Plan resulting from any such adjustment.

     (b) Notwithstanding anything else herein to the contrary, the Board or any Grant Committee, in its sole discretion at the time of grant of an Option or otherwise may, in an Option Agreement, in a notice of the grant of an Option or otherwise, provide that, with an Optionee s consent, upon the occurrence of certain events, including a change in control of the Company (as determined by the Board), any outstanding Options not theretofore exercisable shall immediately become exercisable in their entirety and that any such Option may be purchased by the Company for cash at a price to be determined by the Board.

10. MISCELLANEOUS

     (a) Nothing in this Plan or any Option Agreement entered into or notice of grant given pursuant hereto shall confer upon any employee any right to continue in the employ of any Participating Company or interfere in any way with the right of any Participating Company to terminate his or her employment at any time.

     (b) No Option granted under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of any Participating Company for the benefit of its employees unless the Company shall determine otherwise.

     (c) No person shall have any claim to an Option until it is actually granted under the Plan. To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

     (d) Absence on leave approved by a duly constituted officer of the Company shall not be considered interruption or termination of employment for any purposes of the Plan; provided, however, that no Option that is an incentive stock option may be granted to an employee while he or she is absent on leave.

     (e) If the Committee shall find that any person to whom any Option, or portion thereof, is awarded under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, then any payment due him or her (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, a child, a relative, an institution maintaining or having custody of such person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Company therefor.

     (f) The right of any Optionee or other person to any Option or Stock under the Plan may not be assigned, transferred, pledged or encumbered, either voluntarily or by operation of law, except as provided in Section 6 with respect to the designation of a Beneficiary or as may otherwise be required by law. If, by reason of any attempted assignment, transfer, pledge, or encumbrance or any bankruptcy or other event happening at any time, any amount payable under the Plan would be made subject to the debts or liabilities of the Optionee or his or her Beneficiary or would otherwise devolve upon anyone else and not be enjoyed by the Optionee or his or her Beneficiary, then the Committee may terminate such person s interest in any such payment and direct that the same be held and applied to or for the benefit of the Optionee, his or her Beneficiary or any other persons deemed to be the natural objects of his or her bounty, taking into account the expressed wishes of the Optionee (or, in the event of his or her death, those of his or her Beneficiary) in such manner as the Committee may deem proper.

     (g) Copies of the Plan and all amendments, administrative rules and procedures and interpretations shall be made available to all Optionees at all reasonable times at the Company s headquarters.

     (h) The Committee may cause to be made, as a condition precedent to the grant of any Option, or otherwise, appropriate arrangements with the Optionee or his or her Beneficiary, for the withholding of any federal, state, local or foreign taxes.

     (i) The Plan and the grant of Options shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required.

     (j) All elections, designations, requests, notices, instructions and other communications from an Optionee, Beneficiary or other person to the Committee, required or permitted under the Plan, shall be in such form as is prescribed from time to time by the Committee and shall be mailed by first class mail or delivered to such location as shall be specified by the Committee in an Option Agreement, a notice of grant or otherwise.

     (k) The terms of the Plan shall be binding upon the Company and its successors and assigns.

     (l) Captions preceding the sections hereof are inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision hereof.

11. EFFECTIVE DATE AND STOCKHOLDER APPROVAL

     The effective date of the Plan shall be January 1, 1997, subject to approval by a majority of the Company's stockholders at their 1997 Annual Meeting. Notwithstanding anything in the Plan to the contrary, if the Plan shall have been approved by the Board prior to such Annual Meeting, Optionees may be selected and award criteria may be determined as provided herein subject to such subsequent stockholder approval.

                                     * * *

                         FALCON DRILLING COMPANY, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints STEVEN A. WEBSTER and ROBERT F. FULTON (with full power to act without the other and with power to appoint his substitute) as the undersigned's proxies to vote, as specified on the reverse side hereof, all shares of Common Stock of FALCON DRILLING COMPANY, INC. (the "Company"), a Delaware corporation, which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Omni Houston Hotel, Four Riverway, Houston, Texas, on Thursday, May 29, 1997 at 10:00 a.m., local time, and at any and all adjournments thereof.

   WHEN THIS PROXY IS PROPERLY EXECUTED AND DELIVERED, AND NOT PROPERLY REVOKED, THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE. IF NO DIRECTION IS MADE, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM 1 AND FOR THE PROPOSALS IN ITEMS 2 AND 3.

PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

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[X] Please mark your
    votes as in the
    example


                      FOR all                      WITHHOLD
             nominees listed at right             AUTHORITY
               (except as marked to       to vote for all nominees
                 the contrary below)            listed at right

1.  ELECTION           [ ]                            [ ]
    OF
    DIRECTORS


                     NOMINEES:  KENNETH H. HANNAN, JR.
                                MICHAEL C. PORTER


(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the recipient's name in the space provided below.





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2.  Proposal to approve the adoption of the 1997 Stock Option Plan.

            FOR              AGAINST              ABSTAIN
            [ ]                [ ]                  [ ]

3. Proposal to ratify the selection of Arthur Andersen, LLP as the Company's independent auditors for the year ending December 31, 1997.

            [ ]                [ ]                  [ ]


4. In their discretion, the Proxies will vote upon such other business as may properly come before the meeting and any and all adjournments thereof.

The undersigned hereby revokes any proxy to vote shares of Common Stock of the Company heretofore given by the undersigned.

PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.




Signature
         ---------------------------------------------------
                (AND TITLE, IF APPLICABLE)

Signature                                                     Dated       , 1997
         ---------------------------------------------------       --------
                (AND TITLE, IF APPLICABLE)


NOTE: Please sign exactly as name appears on this proxy, and promptly return in the enclosed envelope. When signing as guardian, executor, administrator, attorney, trustee, custodian, officer, partner or in any other similar capacity, please give full title. In the case of joint ownership, each joint owner must sign.

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